Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or	94-1347393 (I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Complete Production Services, Inc.
(Exact name of obligor as specified in its charter)

Delaware	72-1503959
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11700 Old Katy Road, Suite 300
Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

8% Senior Notes Due 2016
(Title of the indenture securities)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

	STATE OR OTHER	PRIMARY STANDARD
	JURISDICTION OF	INDUSTRIAL
EXACT NAME OF ADDITIONAL REGISTRANT AS	INCORPORATION OR	CLASSIFICATION	IRS EMPLOYEE
SPECIFIED IN ITS CHARTER	ORGANIZATION	CODE NUMBER	IDENTIFICATION NO.
Advanced Coiled Tubing, Inc.	Texas	1389	76-0200379
A&W Water Service, Inc.	Colorado	1389	84-0736559
Bell Supply I, L.P.	Texas	1389
Big Mac Tank Trucks, LLC	Delaware	1389	20-3704436
Big Mac Trucking Company, Inc.	Delaware	1389	20-3704404
BSI Holdings, LP	Texas	1389	48-1289915
BSI Holdings Management, LLC	Delaware	1389	48-1289910
CES Holdings LLC	Delaware	1389
CES Mid-Continent Hamm, Inc.	Delaware	1389	56-2484983
CES Rockies, Inc.	Delaware	1389	90-0155974
Complete Energy Services, LLC	Delaware	1389	34-2054142
Femco SWD, Inc.	Delaware	1389	20-5724338
Fugo Services, LLC	Delaware	1389	20-8695621
Greasewood, LLC	Wyoming	1389
Guard Drilling Mud Disposal, Inc.	Delaware	1389	57-1212570
Hamm & Phillips Service Company, Inc.	Delaware	1389	73-1719295
Hamm Management Co.	Delaware	1389	32-0127471
Hyland Enterprises, Inc.	Wyoming	1389	83-0237273
I.E. Miller Services GP, L.L.C.	Delaware	1389	55-0880093
I.E. Miller Services, LLC	Delaware	1389	54-2189134
I.E. Miller Services, L.P.	Texas	1389	55-0880108
I.E. Miller Services LP, L.L.C.	Delaware	1389	20-1561769
Integrated Production Services, LLC	Delaware	1389	34-2058998
LEED Tool Corporation	Colorado	1389	84-1135139
Loyd Jones Well Service, LLC	Delaware	1389	74-3184578
MGM Well Services, Inc.	Texas	1389	74-2226790
Monument Well Service Co.	Delaware	1389	84-0732068
Oil Tool Rentals, Co.	Delaware	1389	57-1212568
Parchman Energy Group, LLC	Delaware	1389	73-1726834
Parchman Energy Management GP LLC	Delaware	1389
Parchman Energy Partnership LP LLC	Delaware	1389
Parchman Operating Co., LP	Texas	1389	74-2132307
Price Pipeline Construction, Ltd.	Texas	1389	75-2936988
Pumpco Energy Services, L.P.	Texas	1389	61-1491272
Pumpco Services GP, L.L.C.	Delaware	1389	71-0987312
Pumpco Services LP, L.L.C.	Delaware	1389	71-0987313
Pumpco Services, Inc.	Delaware	1389	71-0987310
R&W Rental, Inc.	Delaware	1389	84-0976340
Red River Well Service, Ltd.	Texas	1389
Rigmovers, Co.	Delaware	1389	57-1212567
Roustabout Specialties, Inc.	Colorado	1389	84-1211242
Scientific Microsystems, Inc.	Texas	1389	76-0407550
Servicios Holdings I, Inc.	Delaware	1389	20-5556869
Servicios Holdings II, Inc.	Delaware	1389	20-5557850
Shale Tank Truck, LP	Texas	1389
Stride Well Service Company, Inc.	Delaware	1389	57-1212566
Sweetwater Produced Water Disposal, LLC	Wyoming	1389
T. & J. Energy, LLC	Delaware	1389	74-3184581
The Rosel Company	Texas	1389	75-1058405
Turner Energy Services, LLC	Delaware	1389	74-3184576
Turner Energy SWD, LLC	Delaware	1389	74-3184575
Valley C.T. Management, LC	Texas	1389	68-0496693

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
          None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 7th day of May, 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6
May 7, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,071
Interest-bearing balances		1,332
Securities:
Held-to-maturity securities		0
Available-for-sale securities		37,720
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,141
Securities purchased under agreements to resell		1,130
Loans and lease financing receivables:
Loans and leases held for sale		33,751
Loans and leases, net of unearned income	252,936
LESS: Allowance for loan and lease losses	2,088
Loans and leases, net of unearned income and allowance		250,848
Trading Assets		3,060
Premises and fixed assets (including capitalized leases)		4,045
Other real estate owned		557
Investments in unconsolidated subsidiaries and associated companies		419
Intangible assets
Goodwill		8,995
Other intangible assets		18,458
Other assets		19,144

Total assets		$398,671

LIABILITIES
Deposits:
In domestic offices		$272,350
Noninterest-bearing	76,347
Interest-bearing	196,003
In foreign offices, Edge and Agreement subsidiaries, and IBFs		39,196
Noninterest-bearing	12
Interest-bearing	39,184
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,271
Securities sold under agreements to repurchase		5,631

Dollar Amounts
In Millions
Trading liabilities	2,145
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	7,119
Subordinated notes and debentures	10,164
Other liabilities	17,464

Total liabilities	$358,340

Minority interest in consolidated subsidiaries	61

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,549
Accumulated other comprehensive income	450
Other equity capital components	0

Total equity capital	40,270

Total liabilities, minority interest, and equity capital	$398,671

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modijtabai
John Stumpf	Directors
Carrie Tolstedt